                                                                    EXHIBIT 99.2

                         Lightscape Technologies, Inc.
                          Consolidated Balance Sheet

                                  (Unaudited)

                                                       September 30,
                                                           1997
                                                      ---------------
Current assets
  Cash and cash equivalents                            $      19,798
  Accounts receivable (less reserves for
   doubtful accounts)                                        449,326
  Other current assets                                       142,221
                                                      ---------------
                                                             611,344

Property and equipment-less accumulated
 depreciation and amortization                               588,139

Other Assets                                                  29,726
                                                      ---------------
                                                       $   1,228,759
                                                      ===============

Current liabilities
  Notes payable to related parties                     $   2,270,501
  Accounts payable                                           993,952
  Accrued liabilities                                        663,399
  Current portion of notes payable                             1,144
  Deferred revenue                                           176,950
  Accrued interest                                           177,223
  Accrued royalty to related party                           734,685
  Current portion of capital lease                           204,934
                                                      ---------------
                                                           5,222,787

Long-term liabilities
  Capital lease                                              312,711
  Other long-term liabilities                                  3,692
                                                      ---------------
                                                           5,539,189
                                                      ---------------

Shareholders deficit

Convertible preferred stock, $0.001 par value:
  Series A convertible preferred stock:
  Authorized shares - 6,000,000
  Issued and outstanding shares - 5,494,956                    5,495

Common Stock, $0.001 par value:
  Authorized shares - 20,000,000
  Issued and outstanding shares - 3,076,423                    3,076

Additional paid-in capital                                 6,615,659

Accumulated deficit                                      (10,934,660)
                                                      ---------------
    Total Shareholders' deficit                           (4,310,430)
                                                      ---------------
                                                        $   1,228,759
                                                      ===============

  The accompanying notes are an integral part of these consolidated financial statements.

                         Lightscape Technologies, Inc.
                     Consolidated Statements of Operations

                                  (Unaudited)

                                      Nine months ended      Nine months ended
                                     September 30, 1997     September 30, 1996
                                    --------------------   --------------------

Revenue                                 $   2,122,038          $     793,338

Cost of revenue                             1,074,955                308,680
                                        -------------          -------------
    Gross profit                            1,047,083                484,658
                                        -------------          -------------

Operating expenses
  Marketing & Sales                         2,041,627              2,372,429
  Research & Development                    1,130,517              1,589,467
  General & Administrative                    608,006                488,588
                                        -------------          -------------
    Total Expenses                          3,780,150              4,450,484
                                        -------------          -------------
      Operating Loss                       (2,733,067)            (3,965,826)

Other income (expense), net                  (216,905)               (26,948)
                                        -------------          -------------
      Loss before income taxes             (2,949,972)            (3,992,774)

Provision for income taxes                     (4,396)                (2,817)
                                        -------------          -------------
      Net Loss                          $  (2,954,368)         $  (3,995,591)
                                        =============          =============


 The accompanying notes are an integral part of these consolidated financial statements.

                         Lightscape Technologies, Inc.
                     Consolidated Statements of Cash Flows

                                  (Unaudited)

                                                                Nine months ended  Nine months ended
                                                                  September 30,      September 30,
                                                                     1997                1996
                                                                ----------------   -----------------
Cash flows from operating activities:
Net loss                                                        $  (2,954,369)     $  (3,995,591)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Depreciation & amortization                                         327,376            207,354
  Changes in assets and liabilities:
    Accounts receivable                                              (280,288)           (28,719)
    Other current assets                                              (25,668)           (20,028)
    Other assets                                                       (1,817)            (1,205)
    Accounts payable                                                  713,097           (252,164)
    Accrued interest                                                  159,872            (73,791)
    Accrued liabilities                                               291,327            217,094
    Accrued royalty to related party                                  543,851            158,668
    Deferred revenue                                                   40,993             (9,456)
    Other long-term liabilities                                        (4,153)               (49)
                                                                --------------     --------------
                  Net cash used in operating activities            (1,189,779)        (3,797,887)
                                                                --------------     --------------

  Purchase of fixed assets                                            (74,179)          (718,838)
                                                                --------------     --------------
                  Net cash used in investing activities               (74,179)          (718,838)
                                                                --------------     --------------

  Net proceeds from sale of preferred stock                                --          6,177,732
  Conversion of promissory notes                                           --         (1,216,000)
  Repayment of notes payable                                           (2,336)          (187,648)
  Repayment of stockholder notes receivable                                --             17,280
  Exercise of common stock options                                      2,368              3,198
  Proceeds from issuance of notes payable to related parties          400,000                 --
  Proceeds from new capital leases                                     51,459            620,678
  Payments under capital lease obligations                           (140,609)           (64,967)
                                                                --------------     --------------
                  Net cash provided by financing activities           310,882          5,350,274
                                                                --------------     --------------
Increase (decrease) in cash and cash equivalents                     (953,076)           833,549

Cash and cash equivalents, beginning of period                        972,874              3,080
                                                                --------------     --------------
Cash and cash equivalents, end of period                        $      19,798      $     836,629
                                                                ==============     ==============
Supplemental disclosure of cash flow information:
  Interest paid during period                                   $      67,478      $     150,565
  Taxes paid during period                                              3,460              1,374

                         LIGHTSCAPE TECHNOLOGIES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

(1) Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared by Lightscape Technologies Inc. ("Lightscape") pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1996. The accompanying consolidated financial statements reflect all adjustments (consisting solely of normal, recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of results for the interim periods presented.

(2) Subsequent Event

On December 2, 1997, Lightscape entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Discreet Logic Inc. ("Discreet Logic"), a Quebec corporation and with Lantern Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Discreet Logic ("Merger Sub"). On December 30, 1997, pursuant to the Merger Agreement, and upon the satisfaction of certain closing conditions, Merger Sub merged (the "Merger") with and into Lightscape with Lightscape as the surviving corporation and a wholly-owned subsidiary of Discreet Logic. The aggregate purchase price for Lightscape included the assumption by Discreet Logic of approximately $5,700,000 of net liabilities (of which approximately $3,400,000 was paid at the closing), and up to $6,800,000 in contingent consideration to be paid only if certain revenue objectives are achieved by Lightscape in calendar 1998 and 1999. The terms of the transaction were the result of arms'-length negotiations between the representatives of Discreet Logic and Lightscape.


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